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                                   EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

KabelMedia Erste Fernsehkabelbeteiligungs Verwaltungs GmbH
KabelMedia Erste Fernsehkabelbeteiligungs GmbH & Co KG
APA Basic-Beteiligungsgesellschaft mbH
KabelMedia Holding Hannover GmbH
Kabelcom Osnabruck Gesellschaft fur Breitbandkabelkommunikation mbH Kabelcom Osnabruck Gesellschaft fur Breitbandkabelkommunikation mbH & Co KG Kabel -- und Satellitenempfangsanlagen fur Wohngebiete und Kommunen
BKG Breitbandkabelgesellschaft mbH, Neuruppin
Kabelfernsehen Leipzig GmbH
PKG Kabelbetriebs gesellschaft mbH, Heidenau
KabelMedia Projektmanagement GmbH
KabelMedia Projektmanagement Kommunikationsnetze Verwaltungs GmbH
KabelMedia Projektmanagement Kommunikationsnetze GmbH & Co. KG
Kabelbetriebsgesellschaft
BFR Beteiligungsgesellschaft fur Fernseh -- und Rundfunkkommunikation mbH ISIT Ingenieurgesellschaft fur Satelliten Informations -- und
Telekommunikationstechnik mbH
TeleCable Beteiligungsgesellschaft mbH
TeleCable Betriebsgesellschaft Halle, mbH
KSW Beteiligungsgesellschaft mbH
Kabelvision Management GmbH
Erste Kabelvision Management Beteiligungs Verwaltungs GmbH
Erste Kabelvision Management Beteiligungs GmbH & Co KG,
Zweite Kabelvision Management Beteiligungs Verwaltungs GmbH
Zweite Kabelvision Management Beteiligungs GmbH & Co. KG,
Dritte Kabelvision Management Beteiligungs GmbH
Dritte Kabelvision Management Beteiligungs GmbH & Co. KG
Kabelfernsehen Plauen GmbH
Kabelfernsehen Plauen GmbH & Co KG
Kabelvision Delitzsch Verwaltungs GmbH
Kabelvision Delitzsch GmbH & Co KG
Kabelvision Wiedmann-Dettwiler St. Georgen Verwaltungs GmbH
Kabelvision Wiedmann-Dettwiler St. Georgen GmbH & Co. KG
TKB Telekabel Betriebegesellschaft mbH
Info-Sat GmbH Aschersleben

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